Exhibit 10.1
RESIGNATION
Board of Directors
TEKNIK DIGITAL ARTS, INC.
7518 Elbow Bend Road, Suite B-9
Carefree, Arizona 85377
Dear Board Members:
If, and to the extent that I was duly appointed as the President and/or as any other officer of TEKNIK DIGITAL ARTS, INC. (the “Company”), I hereby resign as the President and/or from any other office of the Company to which I may have been appointed effective as of this date.
Dated: February 27, 2006
Corey Comstock
Signature: /s/ Corey Comstock